Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-62241) pertaining to the Badger Meter, Inc. Employee Savings and Stock Plan;
(2)	Registration Statement (Form S-8 No. 333-107850) pertaining to the Badger Meter, Inc 2003 Stock Option Plan;
(3)	Registration Statement (Form S-8 No. 333-173966) pertaining to the Badger Meter, Inc. 2011 Omnibus Incentive Plan; and
(4)	Registration Statement (Form S-3 No. 333-223447) pertaining to the Badger Meter, Inc. Dividend Reinvestment and Stock Purchase Plan.

of our reports dated February 26, 2019, with respect to the consolidated financial statements of Badger Meter, Inc. and the effectiveness of internal control over financial reporting of Badger Meter, Inc., included in this Annual Report (Form 10-K) of Badger Meter, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 26, 2019